Exhibit 99.1

+ 2016 Year Incorporated 20 Employees Helsinki Headquarters $18 Million Leading International Pre - Operative Planning Software Upfront Cash Payment $8 Million Potential Technology & Commercial Milestone Earnouts

Preoperative Planning Software AI Technology Patient Specific Algorithms Patient Specific Implants + Instruments Laser Alignment 3d Printing & Modeling Navigation & Guidance Technology Robotics Tools to Validate Outcomes Data Collection & Aggregation AI Technology Intra - operative Support Post - operative Evaluation Pre - operative Planning Continuously feed post - operative data to inform future cases Improved and reproducible outcomes Increased patient access to therapies Smart28 Mission Our initiative to modernize and improve all aspects of Foot + Ankle treatments by utilizing advanced technologies What is Smart28? 1 2 3 Smart28 Ecosystem Will Improve Patient Outcomes and Further P28 Leadership Position

Disior - The Perfect Partner for our Smart 28 Ecosystem Intra - operative Support Post - operative Evaluation Pre - operative Planning 1 2 3 Auto - segmentation and surgical planning tool 3D modeling to better address complex cases Accelerates research and development efforts to improve Foot & Ankle outcomes Complements Additive Orthopaedics FDA cleared and CE marked

Phase 1 – Research & Development • Accelerate groundbreaking research projects Phase 2 – Commercial Launch Phase 3 – Outcome Optimization • Expand surgical planning capabilities of Disior • Patient Specific Implant / Instrument integration • Offer Disior platform to broad surgeon audience • Utilize platform in medical education • Build community to share cases and spread knowledge • Continuously refine pre - operative plans through A.I. • Supported by years of research and real - world data • Analyze planned - to - actual outcomes Disior Integration into Smart 28

Disior Provides Foundation for Smart28 Synergies Research & Development • Accelerate R&D projects • Scalability of patient specific surgical support Revenue Opportunities • Improve surgical outcomes • Optimized solutions, proven results, more customers Strategic Surgeon Network • Global research leaders • Platform to showcase work